Exhibit 99.1

Restoration Hardware, Inc. Names Gary Friedman Chairman of the Board of Directors

•                  Damon Ball Designated Lead Independent Director

•                  Ann Rhoades Appointed as Independent Member of the Board of Directors

CORTE MADERA, Calif., April 6, 2005---Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that Gary Friedman, the Company’s President and Chief Executive Officer, has been named Chairman of the Board.  Mr. Friedman has served as the Company’s President and Chief Executive Officer since March 2001, and as Acting Chairman of the Board of Directors since January 2005.

The Company’s Board of Directors also established a lead independent director position and appointed Damon Ball to serve in that capacity. Mr. Ball has been a member of the Company’s Board of Directors since May 1997, and since September 2004 has served as its Audit Committee Chairman.  The Company anticipates that another of its directors, T. Michael Young, will replace Mr. Ball as Chairman of the Audit Committee after the filing of the Company’s Form 10-K for fiscal 2004.

Additionally, the Company announced the appointment of Ann Rhoades as an independent member of its Board of Directors. Ms. Rhoades also joins the Board’s Compensation Committee. Ms. Rhoades is currently the President of PeopleInk, Inc., a human resources consulting firm.  Ms. Rhoades also serves as a member of the boards of directors of JetBlue Airways Corporation, and P. F. Chang’s China Bistro, Inc. From 1999 through 2002, Ms. Rhoades served as Executive Vice President, People for JetBlue Airways.  From 1995 to 1999, Ms. Rhoades was Executive Vice President, Team Services & Public Relations for Promus Hotel/DoubleTree Hotels Corporation. Ms. Rhoades was Vice President, People for Southwest Airlines from 1989 to 1995.

Gary Friedman commented, “We are pleased to welcome Ann back to our Board of Directors. Ann’s extensive management and board level background, coupled with her experience in growing great cultures, will be invaluable to us as we continue with our efforts to make Restoration Hardware one of the most admired specialty retailers. We are excited to have someone of her caliber join our Board.”

Mr. Friedman continued, “The creation of the role of lead director is an important step to further enhance our board independence and corporate governance. We are fortunate to be able to call on the talent and experience of Damon Ball in this newly created role.”

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of April 6, 2005, the Company operated 102 retail stores and two outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements that implicate benefits from the Company’s appointment of Ms. Rhoades to the Board of Directors, and other statements containing words such as “expects” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, changes in economic or business conditions in general, customer reactions to the Company’s current programs and strategies, changes in the competitive environment in which the Company operates, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the fiscal quarter ended October 30, 2004, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources,” “Critical Accounting Policies,” and “Factors that May Affect our Future Operating Results” and in Part I, Item 4 thereof (“Controls and Procedures”). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.